July 1, 2012

Bioshaft Water Technology Inc.

1 Orchard Dr., Suite 220

Lake Forest, CA, 92630

RE:	CONSULTING AGREEMENT BETWEEN
BIOSHAFT WATER TECHNOLOGY INC. (the “Company”)
AND Canadian Environmental Designers Inc. (“CED” the “Consultant”)

Further to the discussion between Bioshaft Water Technology Inc. and Canadian Environmental Designers, Inc. (CED), below are the terms of the agreement between the Company and the consultant engaging as the Vice President of Operations and Business Development Consultant.

AGREEMENT

DATED on this 1st day of July, 2012 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the “Company”) and Canadian Environmental Designers Inc. (CED) (the “Consultant”).

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render marketing, sales and business development in the form of:

1. Develop and impliment a business development plan for the Middle East.

2. Recruit and train operation project managers and personnel for the Middle East operation.

3. Supervise all the operation design and manufacturing, installation, and maintenance of systems worldwide.

4. Provide periodical reports regarding progress of the Middle East operation.

5. Provide technical support to Bioshaft’s operations worldwide.

6. Liaison with other managers.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be through June 30, 2013.

After June 30, 2013 this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1. The Company shall pay the Consultant, as a direct cost to the project being worked on, for the services rendered by the Consultant on the Company’s behalf.

2. All other projects under the Teaming Agreement, are paid by Zuheir Zahran Company directly.

3. Additionally, special pre-approved expenses are invoiced and paid by the Company directly within 30 days from receiving an invoice from the Consultant.

EXPENSES

The compensation paid by Zuheir Zahran Company, as part of the teaming Agreement, includes reasonable expense in connection with the services stated above such as telephone, facsimile, postage, photocopying, travel and courier expenses. The consultant is responsible for all other expenses including but not limited to: federal and state income taxes and healthcare insurance. The Company agrees to reimburse the Consultant for special preapproved travel expenses connected with its business outside the Teaming agreement with Zuheir Zahran Company.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

COMPANY’S OBLIGATIONS

The  Company  shall  make  available  to  the  Consultant  all  information  concerning  the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations.  The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which  the  Consultant  may  suffer,  sustain  or  become  subject  to,  as  a  result  of,  or  in connection with, the performance of their obligations under this Agreement, except for any loss,  liability  or  expense  which  is  suffered  as  the  result  of,  or  in  connection  with,  the Consultant’s  willful  misconduct,  provided  that  the  Consultant  shall  give  prompt  written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This  Agreement  constitutes  the  entire  Agreement  between  the  parties  and  replaces  all previous  agreements,  written  or  oral  between  the  parties.   This  agreement  can  only  be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Canadian Environmental Designers. Inc. (CED)	Bioshaft Water Technology, Inc.

/s/ Bashar Amin	/s/ Walter J. Zurawick, Jr.
July 1, 2012	July 1, 2012

Bashar Amin, President	Walter J. Zurawick Jr., President

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630